Exhibit 99.1

SILEXION THERAPEUTICS CORP
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025

SILEXION THERAPEUTICS CORP
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the board of directors and shareholders of
SILEXION THERAPEUTICS CORP

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Silexion Therapeutics Corp and its subsidiaries (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in redeemable convertible preferred shares and shareholders' equity (capital deficiency) and cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1g to the consolidated financial statements, the Company has suffered recurring losses from operations and has cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1g. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
March 17, 2026, except for the effects of the reverse share split effected May 28, 2026 as discussed in note 1e, as to which the date is August 7, 2026
We have served as the Company's auditor since 2023.

SILEXION THERAPEUTICS CORP
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	December 31
	2025	2024
Assets
CURRENT ASSETS:
Cash and cash equivalents	$5,991	$1,187
Restricted cash	27	35
Prepaid expenses	570	966
Other current assets	49	62
TOTAL CURRENT ASSETS	6,637	2,250

NON-CURRENT ASSETS:
Restricted cash	57	48
Long-term deposit and other non-current assets	84	5
Property and equipment, net	25	30
Operating lease right-of-use asset	412	530
TOTAL NON-CURRENT ASSETS	578	613
TOTAL ASSETS	$7,215	$2,863

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	December 31
	2025	2024
Liabilities and shareholders’ equity (capital deficiency)
CURRENT LIABILITIES:
Trade payables	$787	$929
Current maturities of operating lease liability	182	158
Employee related obligations	879	642
Other accounts payable	910	788
Private warrants to purchase ordinary shares (including $* and $1 due to related party, as of December 31, 2025 and December 31, 2024, respectively)	*	2
Underwriters Promissory Note	-	1,004
TOTAL CURRENT LIABILITIES	2,758	3,523

NON-CURRENT LIABILITIES:
Long-term operating lease liability	286	368
Related Party Promissory Note	1,568	2,961
TOTAL NON-CURRENT LIABILITIES	$1,854	$3,329
TOTAL LIABILITIES	$4,612	$6,852

COMMITMENTS AND CONTINGENT LIABILITIES (Note 7)
SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY): Ordinary shares ($0.135 par value per share, 900,000 and 148,148 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 312,665 and 12,323** shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	42	2
Additional paid-in capital	57,727	39,263
Accumulated deficit	(55,166)	(43,254)
TOTAL SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	$2,603	$(3,989)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	$7,215	$2,863

All share amounts have been retroactively adjusted to reflect a 1-for-15 and 1-for-10 reverse share splits effected on July 28, 2025 and May 28, 2026, respectively, as discussed in Note 1(e)
* Represents an amount less than $1
** Net of 3 treasury shares held by the Company as of December 31, 2024

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except share data)

	Year ended December 31
	2025	2024
OPERATING EXPENSES:
Research and development (including $0 and $1,796 from related party, for the year ended December 31, 2025 and December 31, 2024, respectively)	$7,140	$5,815
General and administrative (including $134 and $2,972 from related party, for the years ended December 31, 2025 and December 31, 2024, respectively)	4,492	6,756
TOTAL OPERATING EXPENSES	11,632	12,571
OPERATING LOSS	11,632	12,571
Financial expenses (income), net (including $232 and $(1,249) from related party, for the years ended December 31, 2025 and December 31, 2024, respectively)	277	3,938
LOSS BEFORE INCOME TAX	$11,909	$16,509
INCOME TAX	3	10
NET LOSS FOR THE YEAR	$11,912	$16,519

Attributable to:
Equity holders of the Company	11,912	16,443
Non-controlling interests	-	76
	$11,912	$16,519

LOSS PER ORDINARY SHARE, BASIC AND DILUTED*	$89.61	$3,955.11

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE*:	132,951	4,157

* All share amounts have been retroactively adjusted to reflect a 1-for-15 and 1-for-10 reverse share splits, effected on July 28, 2025 and May 28, 2026, respectively, as discussed in Note 1(e)

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (CAPITAL DEFICIENCY)
(U.S. dollars in thousands, except per share data)

	Redeemable Convertible Preferred Shares***											Ordinary shares***			Additional paid-in Capital	Accumulated deficit	Total shareholders' equity (capital deficiency)	Total redeemable convertible preferred shares and contingently redeemable non-controlling interests and shareholders' equity (capital deficiency)
	Series A preferred shares		Series A-1 preferred shares		Series A-2 preferred shares		Series A-3 preferred shares		Series A-4 preferred shares		Contingently redeemable non-controlling interests
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares		Amount
BALANCE AT JANUARY 1, 2024	287	$7,307	68	$2,392	34	$2,264	47	$2,683	16	$411	$3,420	643		*	$11,335	$(26,811)	$(15,476)	$3,001
CHANGES DURING 2024:
Exercise of pre-funded options												92	**	*	*		*	*
Share-based compensation												525		*	5,862		5,862	5,862
Issuance of convertible preferred shares upon net exercise of warrants			1	-					6	$334		-		-	-		-	334
Net loss											(76)					(16,443)	(16,443)	(16,519)
Conversion of convertible preferred shares and noncontrolling interests upon the effectiveness of the SPAC Merger (see Note 1(d))	(287)	$(7,307)	(69)	$(2,392)	(34)	$(2,264)	(47)	$(2,683)	(22)	$(745)	$(3,344)	3,188		1	18,734		18,735	-
Issuance of ordinary shares upon Transactions (see Note 1(d))												2,783		*			*	*
Issuance of ordinary shares for ELOC holders, see Note 3(d)												5,092		1	3,332		3,333	3,333
BALANCE AT DECEMBER 31, 2024	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	12,323	****	$2	$39,263	$(43,254)	$(3,989)	$(3,989)
CHANGES DURING 2025:
Exercise of pre-funded options												1		*	*		*	*
Issuance of ordinary shares and warrants upon January 2025 and September 2025 public offerings, net of issuance costs and exercise of pre-funded warrants to ordinary shares (see Note 8(a))												174,695		23	9,427		9,450	9,450
Exercise of warrants, January 2025 and September 2025 (see Note 8(a))												48,770		7	2,637		2,644	2,644
Issuance of ordinary shares and warrants upon warrants inducement transactions, January 2025 and August 2025, net of issuance costs (see Note 8(b))												30,021		4	4,292		4,296	4,296
Share-based compensation												3		*	134		134	134
Conversion of Underwriters Promissory Note (see Note 3(a))												1,852		*	356		356	356
Conversion of Sponsor Promissory Note (see Note 3(b))												45,000		6	1,618		1,624	1,624
Net loss																(11,912)	(11,912)	(11,912)
BALANCE AT DECEMBER 31, 2025	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	312,665		$42	$57,727	$(55,166)	$2,603	$2,603

* Represents an amount less than $1
** Represents exercises of fully vested pre-funded options for the Company’s ordinary shares at an exercise price of $3.39 or 3.39 NIS per share
*** All share amounts have been adjusted (in the case of prior periods, retroactively) to reflect the 1-for-9, 1-for-15 and 1-for-10 reverse share splits effected in November 2024, July 2025 and May 2026, respectively, as discussed in Note 1)e(
**** Net of 3 treasury shares held by the Company as of December 31, 2024

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands, except share data)

	Year ended December 31
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,912)	$(16,519)
Adjustments required to reconcile loss to net cash used in operating activities:
Depreciation	14	25
Share-based compensation expenses	134	5,862
Non-cash loss upon entering Transactions	-	4,783
Other non-cash financial expenses (income)	344	(1,051)
Loss )gain( on disposal of property and equipment	-	16
Loss from lease termination	-	68

Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	396	(631)
Decrease (increase) in other current assets	13	(38)
Increase (decrease) in trade payable	(142)	610
Net change in operating lease	(5)	(57)
Increase in employee related obligations	237	435
Increase (decrease) in other accounts payable	102	(1,899)
Net cash used in operating activities	(10,819)	(8,396)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in long-term deposits	(5)	-
Purchase of property and equipment	(9)	(22)
Net cash used in investing activities	(14)	(22)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares upon January 2025 and September 2025 public offerings	11,000	-
Issuance costs related to public offerings	(1,530)	-
Proceeds from exercise of warrants	2,644	-
Proceeds from issuance of ordinary shares upon January 2025 and August 2025 warrants inducement transactions	5,036	-
Issuance costs related to warrants inducement transactions	(740)	-
Payment of Underwriters Promissory Note	(696)	(250)
Prepaid of issuance cost related to At the Market Offering	(74)	-
Proceeds from exercise of pre-funded options	*	*
Net proceeds from issuance of ordinary shares (ELOC)	-	3,054
Cash received from Transactions upon the effectiveness of the SPAC Merger	-	2,300
Net cash provided by financing activities	15,640	5,104

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	4,807	(3,314)
EXCHANGE RATE DIFFERENCES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(2)	(61)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	1,270	4,645
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$6,075	$1,270

* Represents an amount less than $1

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands, except share data)

	Year ended December 31
	2025	2024
Appendix A - RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH REPORTED IN THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	5,991	1,187
Restricted cash	84	83
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH SHOWN IN STATEMENT OF CASH FLOWS	$6,075	$1,270

Appendix B - SUPPLEMENTARY INFORMATION:
SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:

Derecognition of right-of-use asset recognized and lease liability as a result of operating lease termination	-	$(89)
Conversion of preferred shares to ordinary shares	-	$15,391
Conversion of warrants to preferred shares on a cashless basis	-	$334
Conversion of non-controlling interests to Silexion ordinary shares	-	$3,344
Conversion of Underwriters Promissory Note to ordinary shares	$356	-
Conversion of Related Party Promissory Note to ordinary shares	$1,624	-
Accrued and unpaid issuance expenses in respect of public offering	$20	-
Shares issued for ELOC financing liability	-	$312
Right-of-use asset recognized with a corresponding lease liability	-	$506

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$13	$27
Interest received	$155	$28

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 1  - GENERAL:

a.	Introduction:

Silexion Therapeutics Corp (“Silexion”, the “Company” or the “Combined Company”) is a clinical-stage biotechnology company developing, through its subsidiaries, RNA interference (RNAi) therapies for KRAS-driven cancers. Silexion’s approach targets a significant unmet medical need, as treatment innovation for KRAS-driven cancers has historically lagged despite KRAS being one of the most common oncogenic drivers across solid tumors. Silexion’s lead product candidate, SIL204, is a second-generation siRNA therapy, designed to silence mutant KRAS, using an integrated treatment approach that combines intratumoral and systemic administration. The Company was originally formed for the purpose of effecting the Transactions (as defined below). Following the closing of the Transactions on August 15, 2024 (the “Closing”), the Company became a publicly-traded holding company that has one primary active wholly-owned subsidiary — Silexion Therapeutics Ltd. (formerly known as Silenseed Ltd.) (“Silexion Israel”), an Israeli limited company, through which much of its operations are conducted, along with certain additional inactive subsidiaries, including Moringa Acquisition Corp (“Moringa” or the “SPAC”), a Cayman Islands exempted company.

On April 3, 2024, the Company entered into an Amended and Restated Business Combination Agreement (hereinafter, the “A&R BCA”) with the SPAC, Silexion Israel, August M.S. Ltd. an Israeli company and wholly-owned subsidiary of the Company (“Merger Sub 1”), and Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and additional wholly-owned subsidiary of the Company (“Merger Sub 2”). Pursuant to the closing under the A&R BCA, which occurred on August 14, 2024, both Silexion Israel and the SPAC became wholly-owned subsidiaries of the Company, which became a publicly-held, Nasdaq-listed entity whose securities are traded under the ticker symbols “SLXN” and “SLXNW” (the A&R BCA and related transactions: the “Transactions”).

b.	Financial Information Presented:

From its formation on April 2, 2024 until the Closing of the Transactions on August 15, 2024, the Company had no operations and had been formed for the sole purpose of entering into the Transactions and serving as the publicly-traded company following the Transactions. Silexion Israel, on the other hand, as the accounting acquirer in the Transactions and the predecessor entity to the Company from an accounting perspective, had active operations during earlier periods of time, prior to the Transactions. Consequently, these financial statements reflect the financial information of Silexion Israel (as the predecessor entity to the Company) through August 15, 2024 and the financial information of Silexion (as the Combined Company following the Transactions) from August 16, 2024 forward.

c.	Subsidiaries:

The Company has three subsidiaries as of December 31, 2025:

1.
Silexion Israel. Silexion Israel was incorporated in Israel and began its operations on November 30, 2008. Since its incorporation, Silexion Israel has been engaged in one operating segment - the research and development of innovative treatments for pancreatic cancer based on siRNAs, aiming to stop the production of a specific pancreatic cancer-causing protein known as the KRAS mutation. Silexion Israel takes an integrated approach to treatments, combining intratumoral and systemic administration of its RNAi therapies. Silexion Israel’s long-lived assets are located in Israel.

2.
Silenseed (China) Ltd. On April 28, 2021, Silexion Israel (as the predecessor entity to the Company) signed an agreement with Guangzhou Sino-Israel Biotech Investment Fund (“GIBF”) to establish a new company in China. On June 15, 2021 a company was established in China, named Silenseed (China) Ltd. (hereinafter - the “Chinese Subsidiary”). As of December 31, 2025, following transfer of all interests in the Chinese Subsidiary to the Company as part of the Transactions, the Company owns (directly or indirectly) 100% of the shares of the Chinese Subsidiary. The Chinese Subsidiary has had no significant operations during the reporting periods.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 1  - GENERAL (continued):

3.
Moringa. Prior to the Transactions (commencing on February 17, 2021), Moringa’s class A ordinary shares and warrants were listed for trading on the Nasdaq Capital Market (Nasdaq: MACA and MACAW). As part of the Transactions, Moringa merged with Merger Sub 2 and now serves as an inactive, wholly-owned subsidiary of the Company. Following the Transactions, Moringa is no longer listed for trading on the Nasdaq Capital Market.

4.	On February 9, 2026 the Company purchased a German shelf company, subsequently renamed Silexion Therapeutics GmbH (“Silexion Germany”), to conduct the Company’s clinical trials in Germany.

5.
The Company, the Chinese Subsidiary, Moringa and Silexion Israel (and, when describing any event following its having been acquired in February 2026, Silexion Germany as well) are together referred to hereinafter as the “Group”.

d.	Business Combination:

On August 15, 2024, the parties completed the Transactions pursuant to which Merger Sub 2 merged with and into the SPAC, with the SPAC continuing as the surviving company of such merger and a wholly-owned subsidiary of Silexion (the “SPAC Merger”), and Merger Sub 1 merged with and into Silexion Israel, with Silexion Israel continuing as the surviving company of such merger and a wholly-owned subsidiary of Silexion (the “Acquisition Merger”).

In connection with the Closing of the Transactions, the ordinary shares and warrants of Silexion were listed on the Nasdaq Global Market (currently, they are listed on the Nasdaq Capital Market) and began trading under the symbols “SLXN” and “SLXNW”, respectively.

For more information on instruments issued as part of the Transactions, see Note 3.

The Transactions were accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Silexion Israel was treated as the accounting acquirer and the SPAC was treated as the “acquired” company for financial reporting purposes. Under the reverse recapitalization accounting method, the Transactions were deemed to be the equivalent of a capital transaction in which Silexion Israel issued shares for the net assets of the SPAC. The net assets of the SPAC were stated at fair value, with no goodwill or other intangible assets recorded. Operations prior to the Transactions are those of Silexion Israel.

In accordance with the applicable guidance to reverse recapitalization, the equity structure has been retroactively adjusted in all comparative periods up to the date of the Closing (the “Closing Date”), to reflect the number of Silexion’s ordinary shares, $0.001 par value per share (before adjustment for two subsequent reverse share splits, which are described in Note 1(e)) issued to legacy Silexion Israel shareholders in connection with the reverse recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to legacy Silexion Israel shareholders prior to the reverse recapitalization have been retroactively restated as shares reflecting the exchange ratio established pursuant to the Transactions. In conjunction with the reverse recapitalization, Silexion Israel’s ordinary shares underwent a 1-for-3.9829 conversion (before adjustment for subsequent reverse share splits).

e.	Reverse share splits:

On November 27, 2024, July 28, 2025 and May 28, 2026, the Company effected 1-for-9, 1-for-15 and 1-for-10 reverse share splits of all of its issued and outstanding, and authorized but unissued, ordinary shares. The reverse share splits resulted in corresponding increases in the par value of the Company’s ordinary shares, from $0.0001 to $0.0009, $0.0009 to $0.0135 and from $0.0135 to $0.135 per share. No fractional shares were issued as a result of the reverse splits, as any fractional share totals to which shareholders would have been entitled were rounded up to the nearest whole number of shares. All references made to ordinary shares, preferred shares and per share amounts (for each of Silexion, Silexion Israel, and Moringa) in these consolidated financial statements, unless otherwise indicated, have been adjusted (for periods preceding either reverse share split, retroactively) to reflect those reverse share splits.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 1  - GENERAL (continued):

f.	Israeli war:

In October 2023, Israel was attacked by Hamas, a terrorist organization and entered a state of war. Since the commencement of these events, there have been additional active hostilities, including with Hezbollah in Lebanon, the Houthi movement which controls parts of Yemen, and with Iran. In response to ongoing Iranian aggression and support of proxy attacks against Israel, on June 12, 2025, Israel conducted a series of preemptive defensive air strikes in Iran targeting Iran’s nuclear program and military commanders. On June 24, 2025, a ceasefire with Iran was reached. On October 9, 2025, Israel, Hamas, the United States and other countries in the region agreed to a framework for a ceasefire in Gaza between Israel and Hamas. While that ceasefire has been mostly maintained,  in late February 2026, Israel and the United States preemptively attacked Iran. As part of this conflict, Iran and Hezbollah have launched missile attacks throughout Israel. As a result, the Israeli government imposed restrictions on opening of non-essential places of business and announced recruitment of military reserves.

The Company’s employees and management personnel are located in Israel; however, other core activities, including research and development, clinical, and regulatory, are conducted outside of Israel. The Company considered the impact of the war and determined that (in part due to those core activities being conducted outside of Israel) there were no material adverse impacts on the consolidated financial statements, including related significant estimates made by management, for the period ended December 31, 2025. Further, as the Company’s R&D activity is conducted outside of Israel, the Company does not expect future adverse effects of the war on its core activities. On the other hand, travel restrictions imposed may impact the Company’s ability to raise funds to finance its activities in the near term.

At this stage, the Company is unable to estimate the impact of the developments on its future financial position, its results of operations, or its cash flows, if any. However, as this event is outside the Company’s control, factors such as the continued duration of the military conflict and its potential expansion into additional areas, as well as other developments, may impact the Company, its financial position, its ability to conduct financing activities, its results of operations, and its cash flows. The Company continues to monitor these developments in order to assess the potential effects of the military conflict on its activities.

g.	Going concern:

Since its inception, the Company (and, prior to the Transactions, its predecessor, Silexion Israel) has devoted substantially all its efforts to research and development, clinical trials, and capital raising activities. The Company is still in its development and clinical stage and has not yet generated revenues.

The Company (or, for those periods prior to the Transactions, its predecessor, Silexion Israel) has incurred losses of $11,912 and $16,519 for the years ended December 31, 2025 and December 31, 2024, respectively. During the year ended December 31, 2025, the Company had negative operating cash flows of $10,819. As of December 31, 2025, the Company had cash and cash equivalents of $5,991.

The Company expects to continue incurring losses, and negative cash flows from operations. Management is in the process of evaluating various financing alternatives, as the Company will need to finance future research and development activities, general and administrative expenses and working capital through fund raising. However, there is no assurance that the Company will be successful in obtaining such funding.

Under these circumstances, in accordance with the requirements of Accounting Standards Codification (“ASC”) 205-40, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern, as management believes its current funds will be sufficient to fund its operations for only several months from the date these financial statements are issued. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

b.	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. As applicable to these financial statements, the most significant estimates and assumptions relate to fair value of financial instruments (see Note 12). These estimates and assumptions are based on current facts, future expectations, and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

c.	Functional currency

The Company's operations are currently conducted in Israel and some of the Company's expenses are currently paid in new Israeli shekels (“NIS”) and Euro; however, the markets for the Company's future products are located outside of Israel. Financing activities are conducted in U.S. dollars (“dollars” or "$"). The Company's management believes that the US dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the dollar. The functional currency of Silexion Israel is the U.S. dollar, inter alia, in light of the composition of expenses and expected volume of intercompany transactions with the Company.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non- U.S. dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations
(indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average exchange rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

d.	Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The financial statements of the Company and its subsidiaries are prepared as of the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

e.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include money market funds, that are not restricted as to withdrawal or use, and short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash.

Bank balances for which use by the Company is subject to third party contractual restrictions are included as part of cash unless the restrictions result in a bank balance no longer meeting the definition of cash. If the contractual restrictions to use the cash extend beyond 12 months after the end of the reporting period, the related amounts are classified as non-current in Balance sheets.

f.	Restricted cash

As of December 31, 2025 and 2024, the Company had pledged amounts of $57, respectively in favor of a bank as collateral for guarantees provided to secure its operating lease payments.

The Company is required to hold a minimum amount of NIS 86 in its bank account in order to maintain availability of a credit line from its credit card company.

The Company includes its restricted cash in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the combined statement of cash flows.

g.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers	33
Office furniture	7-15

h.	Employee rights upon retirement

The Company is required to make severance payments upon dismissal of an employee or upon termination of employment in certain circumstances.

In accordance with the current employment terms with all of its employees located in Israel, and pursuant to Section 14 of the Israeli Severance Pay Law, 1963, the Company makes and has been continuously making, since the beginning of employment of each of its current employees, regular deposits, at a rate of 8.33% of their monthly salary, with certain insurance companies for accounts controlled by each applicable employee in order to secure the employee’s full severance pay obligation.

Under these circumstances, the Company is currently relieved from any severance pay liability with respect to each such employee. Neither the liability in respect of these employees nor the credit for the amounts funded are reflected on the Company’s consolidated balance sheets, as the amounts funded are not under the control or management of the Company and the severance pay risks have been irrevocably transferred to the applicable insurance companies.

The amounts of severance payment expenses were $179 and $122 for the years ended December 31, 2025 and 2024, respectively.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

i.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

j.	Financial instruments issued

When the Company issues freestanding instruments, the Company first analyzes the provisions of ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period. If the instrument was not within the scope of ASC 480, the Company further analyzes the provisions of ASC 815-40 in order to determine whether the instrument should be classified within equity or classified as an asset or liability, with subsequent changes in fair value recognized in the statements of operations in each period.

When the Company issued preferred shares, it first considered the provisions of ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyzed the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares were not mandatorily or currently redeemable. However, they included clauses that could constitute as in-substance redemption clauses that were outside of the Company’s control. As such, all shares of redeemable convertible preferred shares had been presented outside of permanent equity. The Redeemable Convertible Preferred Shares were converted into ordinary shares in the framework of the recapitalization transaction as described in Note 1(d).

k.	Contracts over Ordinary Shares

Warrants to purchase ordinary shares are not within the scope of ASC 480, and as such the Company further analyzes the provisions of ASC 815-40 in order to determine whether the contract should be classified within equity or classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period.

Under ASC 815-40, contracts that are not indexed to the Company’s own stock are classified as liabilities recorded at fair value. As such, the Company classifies private warrants (see Note 3(e)) as liabilities and measures them at their fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the private warrants are exercised or expire, or upon reassessment of classification. Similarly, the Company classifies the ELOC Agreement entered into (see Note 3(d)) as a derivative instrument measured at fair value at each reporting period, as settlement provisions under this agreement are not indexed to the Company’s own stock. Other warrants convertible to ordinary shares are considered indexed to the Company’s own stock and meet the conditions for equity classification, and thus are presented within equity.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

The Company reassesses the classification of a contract over its own equity under the guidance above at each balance sheet date. If classification changes as a result of events during the reporting period, the Company reclassifies the contract as of the date of the event that caused the reclassification. When a contract over own equity is reclassified from a liability to equity, gains or losses recorded to account for the contract at fair value during the period that the contract was classified as a liability are not reversed, and the contract is marked to fair value immediately before the reclassification.

The effect of Induced exercises of equity-classified warrants that is directly attributable to a proposed or actual equity offering are accounted for as an equity issuance cost.

l.	Promissory Notes

Under the Fair Value Option Subsection of ASC Subtopic 825-10, the Company has an irrevocable option to designate certain financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in the statement of operations. The Company designated the Promissory Notes issued as part of the Transactions under the fair value option. See Note 3(a) and 3(b). Fair value gains and losses include interest expenses.

m.	Share-based compensation

The Company’s employee and non-employee share-based payment awards are classified as equity awards. The Company accounts for these awards using the grant-date fair value method. The fair value of share-based payment transactions is recognized as an expense over the requisite service period using the straight-line method.

The Company elected to recognize compensation costs for awards conditioned only on continued service that have a graded vesting schedule using the straight-line method based on the multiple-option award approach. Forfeitures are recognized as they occur.
The Company accounts for its non-employees’ equity-classified share-based payment in a similar manner.

n.	Research and development expenses

Research and development costs are charged to the statements of operations as incurred. Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of payroll and subcontractors, as well as share-based payments. Advance payments for goods or services that will be used or rendered for future research and development activities are deferred. Such amounts are recognized as an expense as the related goods are used or the services are rendered.

Grants received from the Israeli Innovation Authority (“IIA”) for approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred, and are included as a deduction from research and development expenses. See Note 7. The Company did not receive any grants during 2025 or 2024.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

o.	Leases

The Company recognizes operating lease payments in the consolidated statements of operations on a straight-line basis over the lease term. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make minimum lease payments arising from the lease.  ROU assets are initially measured at amounts representing the discounted present value of the lease payments over the lease, plus any initial direct costs incurred. The lease liability is initially measured at lease commencement date based on the discounted present value of minimum lease payments over the lease term. The discount rate for the lease is the rate in the lease unless that rate cannot readily determined. As the Company's leases do not provide an implicit rate, the Company uses an estimated incremental borrowing rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located.  During the reporting periods, the Company has only operating leases.

Payments under the Company’s lease arrangements are primarily fixed; however, certain lease agreements contain variable payments, which are expensed as incurred and not included in the operating lease right-of-use assets and liabilities. The Company elected the practical expedient not to separate lease and non-lease components. The Company has made a policy election not to capitalize leases with a term of 12 months or less.

p.	Loss per share

The Company computes basic loss per share in accordance with ASC Topic 260, Earnings per Share, by dividing the net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year, and fully vested pre-funded options for the Company's ordinary shares at an exercise price of $3.39 or NIS 3.39 per share. The Company considers these shares to be exercised for little to no additional consideration.

Diluted loss per share is computed by considering the potential dilution that could occur upon the exercise of awards granted under share-based compensation plans and equity-classified instruments using the treasury stock method. Impact of liability-classified instruments on diluted loss per share is considered using the if-converted method. Diluted loss per share excludes all dilutive potential ordinary shares if their effect is anti-dilutive.

Prior to the Transactions, the Company calculated loss per share using the two-class method required for participating securities. This method entails allocating income available to ordinary shareholders for the period between ordinary shares and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed. The Company considered its redeemable convertible preferred shares to be participating securities, as the holders of the redeemable convertible preferred shares were entitled to dividends that would be distributed to the holders of ordinary shares on a pro-rata basis, assuming conversion of all redeemable convertible preferred shares into ordinary shares. However, these participating securities did not contractually require the holders to participate in the Company's losses. Consequently, net loss for the applicable periods presented was not allocated to the Company's participating securities.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

q.	Income taxes:

1)	Deferred taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Given the Company’s losses, the Company has provided a full valuation allowance with respect to its deferred tax assets.

2)	Uncertainty in income tax

The Company follows a two-step approach in recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates that it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If this threshold is met, the second step is to measure the tax position as the largest amount that has more than a 50% likelihood of being realized upon ultimate settlement.

r.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash and long-term deposits. The Company deposits cash and cash equivalents mostly with four low risk financial institutions. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

s.	Impairment of long-lived assets

The Company tests long-lived assets for impairment whenever events or circumstances indicate the carrying amount may not be recoverable. If the sum of expected future cash flows (undiscounted and without interest charges) of the assets is less than the carrying amount of such assets, an impairment loss would be recognized. The assets would be written down to their estimated fair values, calculated based on the present value of expected future cash flows (discounted cash flows), or some other fair value measure.
For the years ended December 31, 2025 and 2024, the Company did not recognize an impairment loss for its long-lived assets

t.	Comprehensive Loss

Comprehensive loss includes no items other than net loss.

u.	Loss Contingencies

Certain conditions may exist as of the date of the financial statements, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

Management applies the guidance in ASC 450-20-25 when assessing losses resulting from contingencies. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability is recorded as accrued expenses in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material are disclosed. As of December 31, 2025, and December 31, 2024, no contingent liabilities have been recognized.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

v.	New accounting pronouncements:

The Company qualifies as an emerging growth company (“EGC”) as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). Using exemptions provided under the JOBS Act for EGCs, the Company has elected to defer compliance with new or revised Accounting Standards Updates (“ASUs”) until it is required to comply with such updates, which is generally consistent with the adoption dates of private companies.

Recently Adopted accounting pronouncements:

1)
In June 2022, the Financial Accounting Standards Board (“FASB”) issued ASU 2022-03 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring its fair value. The ASU also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The ASU also introduces new disclosure requirements for equity securities subject to contractual sales restrictions. The Company adopted the ASU on January 1, 2025 and it did not have a material impact on the Company’s consolidated financial statement.

Recently issued accounting standards not yet adopted:

1)
In November 2024, the FASB issued ASU No. 2024-03 Income Statement—Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40). The ASU improves the disclosures about a public business entity’s expenses and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, SG&A and research and development). The ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company's disclosures.

2)
In December, 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The ASU will be effective for fiscal years beginning after December 15, 2025, and allows adoption on a prospective basis, with a retrospective option. The Company is in the process of assessing the impacts and method of adoption.

3)
In September 2025, the FASB issued ASU 2025-07 “Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract”. The ASU excludes from the derivative accounting certain non-exchange-traded contracts with contracts with underlying that are based on operations or activities specific to one of the parties to the contract. The ASU is effective for annual periods beginning after December 15, 2026 and interim periods within those annual periods. Early adoption is permitted. The amendment can be applied either prospectively to new contracts entered into on or after the date of adoption or on a modified retrospective basis through cumulative effect adjustment to the opening balance of retained earnings as of the beginning of the annual reporting period of adoption. The Company is in the process of evaluating the effects of the ASU on its contracts.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

4)
In December 2025, the FASB issued ASU 2025-10, Accounting for Government Grants Received by Business Entities, to amend the guidance in “Government Grants” (Topic 832). The update provides recognition, measurement, presentation, and disclosure requirements for government grants, including guidance for grants related to an asset and grants related to income. The guidance is effective for fiscal years beginning after December 15, 2029, including interim periods within those fiscal years. The Company is in the process of assessing the impact on its results of operations, financial position and disclosures, and in particular the impact on future IIA Support Grants (see Note 7).

5)
In December 2025, the FASB issued ASU 2025-11 to amend the guidance in “Interim Reporting” (Topic 270). The update provides clarifications intended to improve the consistency and usability of interim disclosure requirements, including a comprehensive listing of required interim disclosures and a new disclosure principle for reporting material events occurring after the most recent annual period. The amendments do not change the underlying objectives of interim reporting but are designed to enhance clarity in application. The guidance is effective for fiscal years beginning after December 15, 2028, including interim periods within those fiscal years. The Company is in the process of assessing the impacts of the ASU on its interim financial statements.

NOTE 3 – FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS

The following financial instruments were issued and became outstanding in connection with the Transactions:

a.	Underwriters Promissory Note

Prior to the Closing, Moringa reached agreement with EarlyBird Capital, Inc. (“EarlyBird”), which served as the underwriter for Moringa’s initial public offering (“IPO”), on the reduction, to $1,600, in the aggregate, of the fee payable to EarlyBird under the Marketing Agreement entered into by Moringa with EarlyBird at the time of Moringa’s IPO. At the Closing, Moringa paid $350 of cash to EarlyBird from its trust account and Silexion issued to EarlyBird a convertible promissory note, due December 31, 2025, in an amount of $1,250 to be paid by Silexion to EarlyBird in cash or, at the election of EarlyBird upon maturity, via conversion of outstanding amounts into ordinary shares of Silexion (the “Underwriters Promissory Note”).

The Underwriters Promissory Note bore interest at a rate of 6% per annum and was to mature on December 31, 2025. Silexion was required to make mandatory prepayments on the note in amounts equal to 10% of the gross proceeds received by Silexion from any equity financing consummated by it prior to the maturity date.

As of December 31, 2024, the Company repaid $250 of the principal amount of the Underwriters Promissory Note as required in connection with its equity financing activities under the ELOC Agreement; see Note 3(d).
During January 2025, the Company repaid $158 of the principal amount of the Underwriters Promissory Note.

On March 13, 2025, the Company entered into a letter agreement with EarlyBird, under which the remaining $880 of outstanding principal amount and accrued interest under the Underwriters Promissory Note was extinguished in exchange for a cash payment by the Company (including accrued interest) of $551 and the Company’s issuance to EarlyBird of 1,852 ordinary shares.

b.	Sponsor/Related Party Promissory Note

Effective as of the Closing, Silexion issued to the Sponsor in replacement in their entirety of all previously existing promissory notes issued by Moringa to the Sponsor from its IPO until the Closing, an amended and restated promissory note (the “Related Party Promissory Note”, and, together with the Underwriters Promissory Note, the “Promissory Notes”) in an amount of $3,433. This reflected the total amount owed by Moringa to the Sponsor through the Closing Date. The maturity date of the Related Party Promissory Note is the 30-month anniversary of the Closing Date (i.e., February 15, 2027). Amounts outstanding under the Related Party Promissory Note may be repaid (unless otherwise decided by Silexion) only by way of conversion into Silexion ordinary shares (“Note Shares”). Silexion and the Sponsor may also convert amounts outstanding under the Related Party Promissory Note at the price per share at which Silexion conducts an equity financing following the Closing, subject to a minimum conversion amount of $100, in an amount of Note Shares constituting up to thirty percent (30%) of the number of Silexion ordinary shares issued and sold by Silexion in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the note into Silexion ordinary shares at any time following the 24-month anniversary of the Closing Date, subject to a minimum conversion of $10, at a price per share equal to the volume weighted average price of the Silexion ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 3 – FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS (continued):

On September 15, 2025, as part of its public offering (see Note 8(a)), the Company converted $1,800 of the Related Party Promissory Note into 45,000 ordinary shares at a fair value of $1,624. The converted amount represented 30% of the funds raised by the Company in its September 2025 public offering, in accordance with the Company’s conversion right under the Related Party Promissory Note.

As of December 31, 2025, $1,633 of the Related Party Promissory Note’s principal amount remained outstanding.

c.	PIPE Financing

In connection with, and immediately prior to the Closing of the Transactions, Moringa raised $2,000 via a private investment in public entity financing (the “PIPE Financing”), whereby Moringa sold to Greenstar, LP, an affiliate of the Moringa Sponsor (the “PIPE Investor”), 148 newly issued Moringa ordinary shares at a price of $13,500.00 per share, pursuant to a subscription agreement, dated as of August 15, 2024, by and among Moringa, Silexion and the PIPE Investor (the “PIPE Agreement”). Those 148 shares were automatically converted upon the Closing of the Transactions into an equivalent number of Silexion ordinary shares (the “PIPE Shares”).

d.	ELOC Financing

In connection with the Closing, Silexion entered into an ordinary share purchase agreement, effective as of the Closing Date (the “ELOC Agreement”), for an equity line of credit (the “ELOC”) with White Lion Capital, LLC (the “ELOC Investor”), whereby Silexion was able to request to sell to the ELOC Investor, and the ELOC Investor was required to purchase, via private placement transactions, up to $15,000 of Silexion ordinary shares from time to time after the Closing, up until December 31, 2025.

During the year ended December 31, 2024, the Company sold 4,820 ordinary shares under the ELOC at an average price of $633 per share, net of fees of approximately $20. The net proceeds from those sales were $3,054. During the year ended December 31, 2025, the Company did not make any sales under the ELOC. For further information see Note 12(b).

e.	SPAC Warrants

On the Closing Date, Moringa, Silexion and Continental Stock Transfer & Trust Company (“CST”) entered into a certain Assignment, Assumption and Amendment Agreement (the “New Warrant Agreement”). The New Warrant Agreement amended Moringa’s Warrant Agreement, dated as of February 19, 2021, to provide for the assignment by Moringa of all its rights, title and interest in the warrants of Moringa to Silexion.

Upon Closing, Silexion assumed 4,260 warrants sold by Moringa in its IPO (“Public Warrants”) and 141 warrants sold by Moringa to the Sponsor and EarlyBird concurrently with its IPO (the “Private Warrants”, and together with the Public Warrants, the “Warrants”). Each such Warrant entitles the holder thereof to purchase one ordinary share of Silexion at a price of $15,525 per share, subject to adjustment. No fractional shares will be issued upon exercise of the Warrants. Each Warrant became exercisable 30 days after the Closing and will expire five years after the Closing Date, or earlier upon liquidation of the Company.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 3 – FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS (continued):

Once the Public Warrants became exercisable, the Company is permitted to redeem them in whole and not in part at a price of $13.5 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s ordinary shares equals or exceeds $24,300.00 per share (as adjusted) for any 20 trading days within any 30-trading day period, beginning on the 30th day after the Closing and ending on the third trading day prior to the date on which the Company sends a notice of redemption to the Public Warrant holders. Following the Closing through December 31, 2025, the Company’s ordinary shares have not yet traded at the requisite price so as to enable the Company to redeem any Public Warrants.

The Private Warrants are identical to the Public Warrants except that, for so long as they are held by the Sponsor, EarlyBird or their respective affiliates, the Private Warrants: (1) are not redeemable by the Company; (2) could not (subject to certain limited exceptions), be transferred, assigned or sold by the holders thereof until 30 days after the Closing; (3) may be exercised by the holders thereof on a cashless basis; and (4) are entitled to registration rights.

The Company recognized a net liability in respect of the Private Warrants, measured at fair value through profit or loss, from the Transactions (see also Note 2(k)). As such, transaction costs related to the Transactions were expensed as incurred. Public Warrants meet the criteria for equity classification and are recognized as equity.

NOTE 4  - PROPERTY AND EQUIPMENT, NET:

The composition of the Company’s property and equipment, grouped by major classifications, is as follows:

	December 31
	2025	2024
Cost:
Computers	$93	$87
Office furniture	15	12
	$108	$99
Accumulated depreciation:
Computers	80	67
Office furniture	3	2
	$83	$69
Property and equipment, net	$25	$30

Depreciation expenses were $14 and $25 in the years ended December 31, 2025 and 2024, respectively.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 5  - LEASES:

a.
On August 15, 2024, Silexion Israel vacated its office spaces and facilities in Israel. On September 8, 2024, an early termination agreement for the operating lease was signed with the landlord, which included a termination penalty. As a result, Silexion Israel derecognized the right-of-use asset and the lease liability in its financial statements, recording a loss of $68 from the lease termination and an additional loss of $16 from the disposal of leasehold improvements.

b.
On September 26, 2024 Silexion Israel signed a new lease agreement for an office in Israel starting on November 1, 2024 and ending on October 31, 2026 (initial term of two years and extension options reasonably certain to be exercised ending October 31, 2028). Silexion Israel will pay quarterly fixed payments to the lessor (including payments for common area maintenance). Lease payments are indexed to the Israeli consumer price index (the “CPI”).

Silexion Israel provided the lessor with a bank guarantee as a rental security. The bank, in turn, placed a pledge over restricted cash of $57.

Operating lease costs for the years ended December 31, 2025 and 2024 are as follows:

	Year Ended December 31,
	2025	2024
Fixed payments and variable payments that depend on an index or rate:
Office and operational lease expenses	$170	$144
Variable lease cost (included in the operating lease costs)	$1	$8
Loss from lease termination	$-	$68
Total operating lease costs	$171	$220

Operating cash flows, for amounts included in the measurement of lease liabilities, are as follows:

	Year Ended December 31,
	2025	2024
Office and operational spaces lease expenses	$170	$130
Termination penalty	$-	$34
Total	$170	$164

Supplemental information related to operating leases is as follows:

	Year Ended December 31,
	2025	2024
Weighted average remaining lease term (years)	2.84	3.84
Weighted average discount rate	11.28%	11.28%

As of December 31, 2025, Silexion Israel has not entered into lease agreements that include options to extend them that are not included in the measurement of the lease liability.

The following table outlines maturities of Silexion Israel’s operating lease liabilities as of December 31, 2025:

Operating lease liabilities
2026	$191
2027	197
2028	150
Total undiscounted lease payments	$538
Less - imputed interest	$(70)
Present value of lease liabilities	$468

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 6  - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance sheets:

a.	Other accounts payable

	December 31
	2025	2024
Accrued expenses	$859	$741
Income tax	51	47
	$910	$788

Statement of operations:

b.	Research and development expenses:

	Year ended December 31,
	2025	2024
Payroll and related expenses	$1,801	$1,231
Share-based compensation expenses	-	2,424
Subcontractors and consultants	5,030	1,890
Rent and maintenance	200	205
Other	109	65
	$7,140	$5,815

c.	General and administrative expenses:

Payroll and related expenses	$1,527	$1,154
Share-based compensation expenses	134	3,438
Professional services	2,103	1,632
Depreciation	14	25
Rent and maintenance	177	89
Patent registration	59	43
Travel expenses	154	106
Other	324	269
	$4,492	$6,756

d.	Financial expense, net:

Change in fair value of financial liabilities measured at fair value (including ELOC)	$279	$(1,150)
Issuance costs - ELOC agreement	-	52
Loss upon entering Transactions	-	4,783
Interest income, net	(142)	(1)
Foreign currency exchange loss, net	127	247
Other	13	7
Total financial expense, net	$277	$3,938

NOTE 7  - COMMITMENTS AND CONTINGENT LIABILITIES:

From 2009 to 2020, Silexion Israel received several approvals from the IIA for participation in research and development activities performed by Silexion Israel (“Support Grants”) in a total amount of $5.8 million.

The Company is obligated to pay royalties to the IIA amounting to 3%-5% of the sales of the core products and other related revenues generated from such projects, up to 100% of the Support Grants received, linked to the U.S. dollar and bears a 12-month term SOFR interest rate. The obligation to pay these royalties is contingent upon actual sales of the products and, in the absence of such sales, no payment is required.

As of December 31, 2025, the total royalty amount that may be payable by the Company to the IIA was approximately $5.8 million ($6.7 million including interest).

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 8  - WARRANTS TO PURCHASE ORDINARY SHARES:

a.	January and September Public Offerings of Ordinary Shares, Pre-Funded Warrants, and Ordinary Warrants.

On January 15, 2025, and again on September 11, 2025, the Company offered and sold in, and on January 17, 2025 and September 12, 2025, the Company completed, public offerings (the “January Offering” and “September Offering”, respectively) of its securities. In the January Offering, the Company offered and sold 14,309 ordinary shares and 14,309 ordinary warrants to purchase up to 14,309 ordinary shares, at a purchase price of $202.5 per ordinary share and accompanying warrant, and 10,386 pre-funded warrants to purchase up to 10,386 ordinary shares (the “January Pre-Funded Warrants”) and 10,386 ordinary warrants to purchase up to 10,386 ordinary shares, at a purchase price of $202.5 per pre-funded warrant and accompanying ordinary warrant (all such ordinary warrants sold with the ordinary shares and January Pre-Funded Warrants, the “January Ordinary Warrants”). In the September Offering, the Company offered and sold 139,225 ordinary shares and 10,775 pre-funded warrants to purchase 10,775 ordinary shares (the “September Pre-Funded Warrants”), each of which ordinary share and pre-funded warrant was sold together with two ordinary warrants— one Series A ordinary warrant and one Series B ordinary warrant, or 150,000 Series A ordinary warrants and 150,000 Series B ordinary warrants in total (collectively, the “September Ordinary Warrants”). The purchase price was $40.00 per ordinary share and accompanying two September Ordinary Warrants, and $39.999 per pre-funded warrant and accompanying two September Ordinary Warrants. The aggregate gross proceeds to the Company from the January Offering and September Offering were approximately $5,000 and $6,000, respectively, net of transaction costs of $745 and $805, respectively.

The January Pre-Funded Warrants were immediately exercisable at an exercise price of $0.015 per ordinary share, and the September Pre-Funded Warrants were immediately exercisable at an exercise price of $0.001 per ordinary share, and do not expire until exercised in full. The January Ordinary Warrants are exercisable at a price of $202.5 per ordinary share. and expire five years after issuance. The September Ordinary Warrants are exercisable at a price of $40 per ordinary share, with Series A ordinary warrants and Series B ordinary warrants expiring five years and one year, respectively, after issuance.

As of December 31, 2025, all 10,386 January Pre-Funded Warrants had been exercised for 10,386 ordinary shares, and a total of 4,270 January Ordinary Warrants had been exercised for 4,270 ordinary shares,  for total proceeds of $0.9 million.

As of December 31, 2025, all 10,775 September Pre-Funded Warrants had been exercised for 10,775 ordinary shares, and a total of 44,500 September Ordinary Warrants had been exercised for 44,500  ordinary shares,  for total proceeds of $1.78 million. These exercises of September Ordinary Warrants occurred subsequent to, and were not related to, the January Inducement Offer or July Inducement Offer transactions (which are described in b. below).

As compensation for the placement agent’s role in the January Offering and September Offering, the Company issued to it warrants to purchase up to 1,729, and 10,500, ordinary shares, respectively. Those placement agent warrants had exercise prices of $253.1 and $50 per ordinary share, respectively, were exercisable for five years from the date of the commencement of sales in the January Offering or September Offering (as applicable), and otherwise reflected substantially the same terms as the January Ordinary Warrants or September Ordinary Warrants (as applicable) sold in the January Offering or September Offering (as applicable).

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 8  - WARRANTS TO PURCHASE ORDINARY SHARES (continued):

b.	Induced Warrant Exercise Transactions

On January 29, 2025, the Company entered into an inducement offer letter agreement (the “January Inducement Offer”) with holders of 14,810 of the Company’s January Ordinary Warrants. Pursuant to the January Inducement Offer, on January 30, 2025, those holders exercised those warrants for cash and purchased 14,810 ordinary shares at a cash exercise price of $202.5 per share. As consideration for the holders’ agreement to exercise, the Company issued to them new ordinary warrants to purchase up to an aggregate of 14,810 ordinary shares at an exercise price of $225 per share (the “January New Ordinary Warrants”). The exercising holders also paid the Company an additional $18.8 per January New Ordinary Warrant issued to them. The Company received aggregate gross proceeds of approximately $3,276 from the exercise of the existing January Ordinary Warrants by the holders, net of placement agent fees and other offering expenses of $462.

Upon exercise for cash of any January New Ordinary Warrants, in certain circumstances, the placement agent will receive from the Company a cash fee of 8.0% of the aggregate gross exercise price. Pursuant to the January Inducement Offer transaction, the Company also issued to the placement agent warrants to purchase up to 1,037 ordinary shares, which have the same terms as the January New Ordinary Warrants issued in the transaction, except that the placement agent warrants have an exercise price equal to $276.6 per share. Upon exercise for cash of any January New Ordinary Warrants, in certain circumstances, the Company will issue to the placement agent warrants that are exercisable for 7.0% of the number of ordinary shares issuable upon the exercise of those January New Ordinary Warrants. As of December 31, 2025, the payment of cash fees and issuance of additional warrants to the placement agent upon exercise of January New Ordinary Warrants were not probable.

Both the January New Ordinary Warrants and the placement agent warrants were immediately exercisable from the date of their issuance until April 1, 2027.

On July 31, 2025, the Company entered into an additional inducement offer letter agreement (the “July Inducement Offer”) with holders of 15,211 of the Company’s existing ordinary warrants, of which (i) 2,247 were January Ordinary Warrants, and (ii) 12,964 were January New Ordinary Warrants.

The closing under the July Inducement Offer occurred on August 1, 2025, when those holders exercised those warrants for cash and purchased 15,211 ordinary shares at a reduced cash exercise price of $115.7 per share. The Company received aggregate gross proceeds of approximately $1,760 from the exercise of the existing ordinary warrants by the holders, net of placement agent fees and other offering expenses of $278.

As consideration for the holders’ agreement to exercise, the Company issued to them new ordinary warrants to purchase up to an aggregate of 30,422 ordinary shares at an exercise price of $113.2 per share (the “July Ordinary Warrants”). The July Ordinary Warrants are exercisable from August 19, 2025 until the 24-month anniversary of the effective date of the resale registration statement under which the Company registered the resale of the ordinary shares underlying those warrants and the placement agent warrants (as referenced below)—i.e., until September 4, 2027.

Pursuant to the July Inducement Offer transaction, the Company also issued to the placement agent warrants to purchase up to 1,065 ordinary shares, which have the same terms as the July Ordinary Warrants, except that the placement agent warrants have an exercise price equal to $144.6 per share. Upon exercise for cash of any July Ordinary Warrants, in certain circumstances, the placement agent will receive from the Company a cash fee of 8.0% of the aggregate gross exercise price, as well as additional placement agent warrants exercisable for 7.0% of the number of ordinary shares issuable upon the exercise of those July Ordinary Warrants.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 8  - WARRANTS TO PURCHASE ORDINARY SHARES (continued):

Summary of Outstanding warrants to purchase ordinary shares:

Below is a summary of the Company's Outstanding warrants to purchase ordinary shares for the year ended December 31, 2025:

Warrant Type	Exercise Price	Expiration date	Number of Ordinary Shares Issuable Upon Warrant Exercise

Ordinary Private Warrants	$15,525	August 15, 2029	141
Ordinary Public Warrants	$15,525	August 15, 2029	4,260
January Ordinary Warrants	$202.5	January 17, 2030	3,367
January Placement Agent Warrants	$253.1	January 15, 2030	1,729
January Inducement Ordinary Warrants	$225	January 31, 2027	1,847
January Inducement Placement Agent Warrants	$276.6	January 31, 2027	1,037
July Inducement Ordinary Warrants	$113.2	August 12, 2027	30,422
July Inducement Placement Agent Warrants	$144.6	August 12, 2027	1,065
September Ordinary Warrants - Series A	$40.0	September 11, 2030	150,000
September Ordinary Warrants - Series B	$40.0	September 11, 2026	105,500
September Placement Agent Warrants	$50.0	September 11, 2030	10,500
			309,868

NOTE 9 - SHAREHOLDERS’ EQUITY:

a.	Issuances of shares:

1)	See Note 1(d) for a description of the issuance of ordinary shares pursuant to the Transactions.

2)	See Note 3(d) for a description of the issuances of ordinary pursuant to the ELOC Financing.

3)	See Note 8 for descriptions of share issuances pursuant to the January Offering, September Offering, January Inducement Offer and July Inducement Offer.

b.	Shareholders’ rights:

The ordinary shares of Silexion confer upon their holders the right to participate and vote in general meetings of Silexion and to share in the distribution of dividends, if any, declared by Silexion.

c.	At the market offering agreement

On September 26, 2025 the Company entered into an At The Market Offering Agreement (the “Sales Agreement”) with a sales agent. In accordance with the terms of the Sales Agreement, the Company may offer and sell up to $13,170 of its newly issued ordinary shares from time to time through the sales agent.

The sales agent will not sell ordinary shares unless instructed by the Company and will use commercially reasonable efforts to sell on the Company’s behalf all of the ordinary shares requested to be sold by the Company, subject to the terms of the Sales Agreement.

The sales agent will be entitled to cash compensation equal to 3.0% of the gross sales price of ordinary shares sold under the Sales Agreement. As of December 31, 2025, no ordinary shares had been sold under the Sales Agreement.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 10  - INCOME TAXES:

a.	Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

b.	Corporate taxation of Israeli subsidiary

Silexion Israel is taxed according to the regular corporate income tax rate in Israel.  The corporate tax rate was 23% in 2025 and 2024.

c.	Income taxes of Chinese Subsidiary

The Chinese Subsidiary is taxed under the tax laws of China and the corporate tax rate is  25%.

d.	Tax loss carryforwards

As of December 31, 2025, the expected tax loss carryforwards of Silexion Israel were approximately $35,264, which may be carried forward and offset against taxable income in the future for an indefinite period. The Company has recognized a valuation allowance for the full amount in respect of these tax loss carryforwards since their utilization is not expected in the foreseeable future.

The tax loss carryforwards generated in the Cayman Islands have no value, as the Cayman Islands do not impose an income tax on corporations.

Local and foreign components of loss from continuing operations, before income taxes, consisted of the results of Silexion Israel as the local entity, and the results of  Silexion, Moringa, and the Chinese Subsidiary as foreign entities.

	Year ended December 31
	2025	2024
Domestic – Israel	$9,345	$12,156
Foreign
Cayman Islands	2,569	4,161
Chinese Subsidiary	(5)	192
Total	$11,909	$16,509

e.	Uncertainty in income tax

As of December 31, 2025 and 2024, the Company’s uncertain tax positions were immaterial.

f.	Tax rate reconciliation

The Group consists of a Cayman Islands parent holding company with various international subsidiaries (see Note 1(c)). The applicable statutory rate in the Cayman Islands is 0% for the Company for the year ended December 31, 2025. For purposes of the reconciliation between the provision for income taxes at the statutory rate and the effective tax rate, an Israeli statutory tax rate of 23% was applied for the years ended December 31, 2025, and December 31, 2024, which is the rate that is applicable to substantially all of the Group’s operations.

Income tax expense attributable to income from continuing operations was $3 and $10 for the years ended December 31, 2025 and 2024, respectively.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 10  - INCOME TAXES (continued):

The reconciliation of the theoretical tax benefit (expense) under the Israeli statutory tax rate to the Company's effective tax benefit (expense) is as follows for the years ended December 31, 2025 and 2024, respectively:

	Year ended December 31
	2025	2024
Loss before income taxes	$(11,909)	$(16,509)
Statutory tax rate	23%	23%
Computed “expected” tax income	(2,739)	(3,797)
Exchange rate differences	(822)	(21)
Non-deductible share-based compensation	-	1,373
Non-deductible financial instruments valuation	-	32
Effect of other non-deductible differences	21	78
Change in valuation allowance	2,952	1,392
Subsidiaries tax rate differences	591	953
Reported taxes on income	$3	$10

g.	Deferred tax

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31
	2025	2024
Deferred tax assets
Operating loss carryforwards	$8,111	$5,800
Research and development	1,457	902
Accrued expenses	133	104
Bonus accrual	82	52
Lease liability	108	121
Other	55	42
Total deferred tax assets	$9,946	$7,021

Deferred tax liabilities
Right of use asset	(95)	(122)
Total deferred tax liabilities	$(95)	$(122)

Valuation allowance	$(9,851)	$(6,899)
Deferred tax assets, net of valuation allowance	$-	$-

h.	Roll forward of valuation allowance:

The following table presents a reconciliation of the beginning and ending valuation allowance:

Balance as of December 31, 2023	$(5,507)
Additions	(1,392)
Balance as of December 31, 2024	$(6,899)
Additions	(2,952)
Balance as of December 31, 2025	$(9,851)

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 10  - INCOME TAXES (continued):

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on these factors, the Company recorded a full valuation allowance as of December 31, 2025 and 2024.

i.	Income tax assessments

Silexion Israel has tax assessments that are considered to be final through tax year 2019.

The Chinese Subsidiary does not have final tax assessments.

NOTE 11  - SHARE-BASED COMPENSATION:

a.	Company Equity Incentive Plans

On July 14, 2025, the Company’s shareholders approved an increase in the number of ordinary shares authorized for issuance under the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) by 8,478 ordinary shares, increasing the total number of ordinary shares reserved for issuance under the 2024 Plan to 9,523 ordinary shares.

Under Silexion Israel’s 2013 Share Option Plan and 2023 Equity Incentive Plan (collectively, the “Silexion Israel Plans,” and, together with the 2024 Plan, the “Plans”), options to purchase ordinary shares of Silexion Israel were granted to certain entities and individuals. Each option granted under the Silexion Israel Plans is now exercisable for ordinary shares of the Company, until 10 years from the date of grant, or earlier upon cessation of employment or engagement of the grantee and certain other occurrences.

Following the adoption of the 2024 Plan in connection with the Closing of the Transactions, future grants to Company employees and directors will only be made under the 2024 Plan, although outstanding grants under the Silexion Israel Plans will continue to be governed by the terms of those plans. Grants to employees and directors are made in accordance with the Plans and are carried out within the provisions of Section 102 of the Israel Income Tax Ordinance, under the capital gains track described in subsection (b)(2) of Section 102. In accordance with such track selected by the Company and the provisions associated with it, the Company is not entitled to claim a tax deduction for the benefits derived by grantees under the Plans.

Awards outstanding under the Silexion Israel Plans prior to the Transactions accelerated immediately upon Closing, such that the Silexion options into which Silexion Israel options were converted were fully vested.

The Group's expenses related to equity grants amounted to totals of $134 and $5,862 in 2025 and 2024, respectively.

As of December 31, 2025, 8,657 Silexion ordinary shares remain available for grant under the 2024 Plan

b.	RSU’s granted to employees:

On February 9, 2025, Silexion’s board of directors approved the grant of 397 RSUs, each of which may be settled for one underlying ordinary share, to Silexion’s directors (as part of the same grant pursuant to which options were granted to the directors, as described below in “c. Options granted to employees”). The aggregate grant date fair value of the RSUs was approximately $75, based on a closing share price of $189 on the grant date.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 11  - SHARE-BASED COMPENSATION (continued):

On July 4, 2024, Silexion Israel’s board of directors approved granting 524 fully vested RSUs to Silexion Israel’s employees and directors, for which Silexion Israel recognized an expense amounting to $5,578 in total.

	Number of RSU’s	Weighted- average remaining contractual term (in years)
Outstanding at December 31, 2024	-	-
Changes during the year:
Granted	397	9.12
Vested	-	-
Forfeited	-	-
Outstanding at December 31, 2025	397	9.12

The fair value for the RSUs granted in 2024, before the Company’s shares were exchange-traded,  was based on the following assumptions:

Expected volatility	74.82%
Assumptions regarding the price of the underlying shares:
Probability of an IPO scenario (including de-SPAC transaction)	67%
Expected time to IPO (including de-SPAC transaction) (years)	0.137
Probability of other liquidation events	33%
Expected time to liquidation (years)	2.25
Expected return on Equity	22%

The fair value of equity compensation granted during 2024 (all of which was attributable to the foregoing RSU grant) was $5,578.

c.	Options granted to employees

On February 9, 2025, Silexion’s board of directors approved granting 469 options (each exercisable for one underlying ordinary share) to Silexion’s directors (as part of the same grant pursuant to which RSUs were granted to the directors, as described above in “b. RSUs granted to employees”) the aggregate grant-date fair value of the options was approximately $75, as determined using the Black-Scholes valuation model, which resulted in a fair value of $160.3 per option.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 11  - SHARE-BASED COMPENSATION (continued):

Below is a summary of the Company's (or for periods prior to the Closing of the Transactions, Silexion Israel’s) options activity and related information with respect to options granted to employees for the years ended December 31, 2025:

	Number of options	Weighted-average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value (in U.S. dollars)

Outstanding at December 31, 2024	161	8,974.7	7.19	-
Granted	469	189	9.12	-
Exercised	(1)	1.1	-	20.65
Forfeited	-	-	-	-
Expired	(2)	9,075.34	-	-
Outstanding at December 31, 2025	627	2,417.71	8.39	-

Exercisable at December 31, 2025	158	9,033.32	6.24	-

Vested and expected to vest at December 31, 2025	627	2,417.71	8.39	-

d.	Share-based compensation expense:

The share-based compensation expense by line item in the accompanying consolidated statements of operations is summarized as follows:

	Year ended December 31
	2025	2024
Research and development	$-	$2,424
General and administrative	$134	3,438
	$134	$5,862

NOTE 12  - FAIR VALUE MEASUREMENTS:

a.
Financial instruments measured at fair value on a recurring basis

The Company’s assets and liabilities that are measured at fair value as of December 31, 2025 and December 31, 2024 are classified in the tables below in one of the three categories described in “Note 2 (Significant Accounting Policies)– (i) Fair value measurement” above:

	December 31, 2025
	Level 3		Total
Financial Liabilities
Private Warrants to ordinary shares	$	*	$	*
Promissory Notes		$1,568		$1,568

	December 31, 2024
	Level 3	Total
Financial Liabilities
Private Warrants to ordinary shares	$2	$2
Promissory Notes	$3,965	$3,965

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 12  - FAIR VALUE MEASUREMENTS (continued):

The following is a roll-forward of the fair value of liabilities classified under Level 3:

	2025
	Promissory Notes	Private Warrants to purchase ordinary shares
Fair value at the beginning of the year	$3,965		$2
Change in fair value	292		(2)
Repayments	(709)		-
Conversion to equity	(1,980)		-
Fair value at the end of the year	$1,568	$	*

* Represents an amount less than $1

	2024
	Promissory Notes	Warrants to purchase preferred shares		Private Warrants to purchase ordinary shares
Fair value at the beginning of the year	$-		$200	$-
Issuance	4,622		-	1,130
Change in fair value	(407)		134	(1,128)
Repayments	(250)		-	-
Conversion to equity	-		(334)	-
Fair value at the end of the year	$3,965	$	-,-	$2

b.
ELOC Agreement

As the ELOC is in substance a purchased call option over the Company’s own shares at a price described in Note 3(d), the fair value of this agreement was generally approximately zero until the Company sold shares under the ELOC Agreement. Once the Company sold shares under the agreement, the difference between cash raised (net of transaction costs) and the closing price of the Company’s ordinary shares as of the date of their issuance was recognized as financing income or expenses.

Fair value gain and losses arising from the ELOC Agreement are measured with reference to the spot price of the Company’s shares sold, less consideration receivable from the ELOC Investor.

c.
Promissory Notes

In measuring the fair value of the Company’s Promissory Notes in 2025 and 2024, discount rates of 11.85%-13.83% were used, based on a B- rated US dollar zero-coupon discount curve, plus a credit spread of 6.67% - 7.56%. The expected timing of conversion or repayment of the notes was determined using the Company’s forecasts.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 12  - FAIR VALUE MEASUREMENTS (continued):

d.
Warrants to purchase ordinary shares

A Black-Scholes-Merton model with Level 3 inputs was used to calculate the Company’s warrants’ fair value. Inherent in a Black-Scholes-Merton model are assumptions related to expected life (term), expected share price, volatility, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of selected peer companies’ ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates will remain at zero.

The following table provides quantitative information regarding Level 3 fair value measurement inputs of the warrants:

	December 31,	December 31,
	2025	2024
Volatility	100.41%	77.69%
Term (years)	3.62	4.62
Dividend yield	0%	0%

e.
Financial instruments not measured at fair value

The carrying amounts of cash and cash equivalents, restricted cash, prepaid expenses, and other assets, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

NOTE 13  - NET LOSS PER SHARE:

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented (USD in thousands, except per share data):

	Year ended December 31
	2025	2024
Numerator:
Net loss for the year	$11,912	$16,519
Net loss attributable to ordinary shareholders:
Basic and diluted	$11,912	$16,443
Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	132,951	4,157

Net loss per share attributable to ordinary shareholders, basic and diluted	$89.61	$3,955.11

Basic loss per share is computed on the basis of the net loss for the period divided by the weighted average number of ordinary shares outstanding during the period, and fully vested pre-funded warrants or options to purchase the Company’s (or Silexion Israel’s, as applicable) ordinary shares at an exercise price of $3.39  or NIS 3.39  per share, respectively, as the Company (or Silexion Israel, as applicable) considers these shares to be exercised for little to no additional consideration.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 13  - NET LOSS PER SHARE (continued):

As of December 31, 2025 and 2024, the basic loss per share calculation included a weighted average number of 1 and 14, respectively, fully vested pre-funded warrants or options.

The following instruments were not included in the computation of diluted earnings per share because of their anti-dilutive effect:

For the period ended on December 31, 2025:

-	Share-based compensation (see Note 11);
-	Private Warrants to purchase ordinary shares (the “Private Warrants”) that had been issued to former Moringa private warrant holders pursuant to the Transactions (see Notes 3(e) and 8));
-	Underwriters Promissory Note and Related Party Promissory Note (see Note 3(a)-(b));

For the period ended on December 31, 2024:

-	Redeemable convertible preferred shares;
-	Warrants to purchase redeemable convertible preferred shares;
-	Share-based compensation (see Note 11);
-	Private Warrants to purchase ordinary shares (see Notes 3(e) and 8));
-	Underwriters Promissory Note and Related Party Promissory Note (see Note 3(a)-(b));
-	ELOC financing (see Note 3(d));

As such, diluted net loss per share is the same as basic net loss per share.

NOTE 14  - TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Transactions with related parties— shareholders, executive officers and directors of the Company (including Silexion Israel)—are quantified below:

a.	Transactions:

	Year ended December 31
	2025	2024
Share-based compensation included in research and development expenses	$-	$1,796
Share-based compensation included in general and administrative expenses	$134	$2,972
Financial expenses (income)	$232	$(1,249)

b.	Balances:

	December 31
	2025	2024
Non-Current liabilities
Private warrants to purchase ordinary shares	*	$1
Sponsor Promissory Note	$1,568	$2,961
	$1,568	$2,962

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 15  - SEGMENT INFORMATION

The Company operates as a single operating segment in the research and development of innovative treatments for pancreatic cancer based on siRNA. The Company’s CODM is its Chief Executive Officer (CEO). The CODM reviews the Company’s performance on a consolidated basis. As such, the segment’s loss is the Company’s consolidated net loss and the segment’s assets are the Company’s consolidated assets.

The CODM uses the information primarily to evaluate the Company’s performance and allocate resources. This includes reviewing key financial metrics such as budget versus actual expenditures, tracking progress on research and development milestones, and assessing overall cash flow and liquidity to ensure the continuity of operations. This approach allows the CODM to monitor the Company's performance and make strategic adjustments as needed to support its operational and financial goals.

a.
Segment disclosures

The CODM reviews the Company’s results on a consolidated basis. As such, information on segment loss and significant expenses is similar to the Company’s consolidated statements of operations. The CODM is also regularly provided with information on significant ordinary-course expenses, including the expenses listed in the below table. The Company’s management does not segregate its business for internal reporting.

	Year ended December 31
	2025	2024
Clinical trials and other services from R&D-related service providers	$5,030	$1,893
R&D payroll and related expenses, other than share-based compensation	1,801	1,231
R&D share-based compensation expenses	-	2,424
G&A payroll and related expenses, other than share-based compensation	1,527	1,154
G&A share-based compensation expenses	134	3,438
Professional services	2,103	1,632
Depreciation expenses	14	25
Other segment expenses (*)	1,023	774
Operating loss	11,632	12,571
Interest income	(155)	(28)
Interest expense	13	27
Other financing expense, net	419	3,939
Income taxes	3	10
Net loss	$11,912	$16,519

Segment assets	$7,215	$2,863
Expenditures for segment assets	$(9)	$(22)
Segment liabilities	$4,612	$6,852

(*) Other segment expenses include mainly general and administrative-related expenses, such as rent and maintenance expenses, travel and HR expenses.

b.	Entity-Wide disclosures All of the Company’s long-lived assets are located in Israel.